Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-158477

PROSPECTUS

Debt Securities
Common Stock
Preferred Stock
Warrants

From time to time, we may offer and sell our debt securities, common stock, preferred stock and warrants to purchase common stock (collectively referred to as “securities”) in amounts, at prices and on terms described in one or more supplements to this prospectus.  The aggregate amount of the securities offered by us under this prospectus will not exceed $150 million.

This prospectus provides you with a general description of the securities that may be offered in one or more offerings.  Each time we offer securities, we will provide a supplement to this prospectus that will contain more specific information about the terms of that offering.  We may also add, update or change in the prospectus supplement any of the information contained in this prospectus.

You should read both this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference in this prospectus and/or the applicable prospectus supplement, before you make your investment decision.

Investing in our securities involves risks.  You should carefully consider the risk factors beginning on page 4 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

The securities may be sold by us or through underwriters or dealers, directly to purchasers or through agents designated from time to time.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.  If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement.  The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

None of the Securities and Exchange Commission (the “SEC”), the Office of Thrift Supervision, the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System or any state securities commission or any other federal or state bank regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The securities offered by this prospectus are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the FDIC or any other government agency.

The date of this prospectus is May 14, 2009.

You should rely only on the information set forth or incorporated by reference in this prospectus or any supplement.  No dealer, salesperson or other person is authorized to provide you with information different from that which is set forth or incorporated by reference in this prospectus.  You must not rely on any unauthorized information or representations.  This prospectus is an offer to sell only the securities it describes, and only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or prospectus supplement or any sale of a security.

                                                                                        TABLE OF CONTENTS

                                                                                                 PROSPECTUS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process.  Under this shelf registration statement, we may sell:

•	debt securities;
•	common stock;
•	preferred stock; and
•	warrants to purchase common stock.

This prospectus provides you with a general description of the debt securities, common stock, preferred stock and warrants.  Each time we sell debt securities, common stock, preferred stock or warrants, we will provide a prospectus supplement (and, if applicable, a pricing supplement) that will contain specific information about the terms of that offering.  The prospectus supplement (and any pricing supplement) may also add, update or change information in this prospectus.  If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement (or pricing supplement), you should rely on the information in that prospectus supplement (or pricing supplement).  You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) has additional information about us and the securities offered under this prospectus.  That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

Unless otherwise stated, the words “Dime Community,” “we,” “our” and “us” refer to Dime Community Bancshares, Inc. and its subsidiaries, except that such terms refer to Dime Community Bancshares, Inc. only and not to its subsidiaries in the sections entitled “Description of Debt Securities,” “Description of Common Stock,” “Description of Preferred Stock” and “Description of Warrants.”

Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in U.S. dollars.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934.  Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC and filed a registration statement on Form S-3 under the Securities Act of 1933 relating to the securities offered by this prospectus.  This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement.  For further information, you should refer to the registration statement and its exhibits.

You may read and copy the registration statement and any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.  You can also review our filings by accessing the web site maintained by the SEC at http://www.sec.gov.  The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.  In addition to the foregoing, we maintain a web site at www.dime.com.  Our web site content is made available for informational purposes only.  It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus.  We make available on our internet web site copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus, which means we can disclose important information to you by referring you to another document.  The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document.  Any reports filed by us with the SEC after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus.  We incorporate by reference the following documents:

•	Our Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2008;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;
•	Our Current Reports on Form 8-K filed on March 24, 2009 and March 25, 2009;
•	Our definitive Proxy Statement on Schedule 14A filed on April 8, 2009;
•
The description of our common stock contained in our Registration Statement filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description; and

•
Any documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering of the securities offered hereby.

You may request a copy of these filings, at no cost, by writing or calling us at the following address:

Dime Community Bancshares, Inc.
209 Havemeyer Street
Brooklyn, New York 11211
Attn:  Investor Relations
(718) 782-6200

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such.  In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act.  Examples of forward-looking statements include, but are not limited to:  (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of our plans, objectives and expectations or those of our management or board of directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements.  Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words “believes,” “expects,” “feels,” “anticipates,” “intends,” “plans,” “estimates,” “predicts,” “projects,” “potential,” “outlook,” “could,” “will,” “may” or similar expressions.

Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions.  Actual results may differ materially from those expressed in or implied by these forward-looking statements.  Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, the following, as well as those discussed elsewhere in this prospectus, any accompanying prospectus supplement and in the documents incorporated by reference herein:

•	the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control;

•	there may be increases in competitive pressure among financial institutions or from non-financial institutions;
•	changes in the interest rate environment may reduce interest margins;
•	changes in deposit flows, loan demand or real estate values may adversely affect the business of The Dime Savings Bank of Williamsburgh;
•	changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently;
•	changes in corporate and/or individual income tax laws may adversely affect our business or financial condition;
•
general economic conditions, either nationally or locally in some or all areas in which we conduct business, or conditions in the securities markets or banking industry, may be less favorable than what we currently anticipate;

•	legislation or regulatory changes may adversely affect our business;
•	technological changes may be more difficult or expensive than what we anticipate;
•	success or consummation of new business initiatives may be more difficult or expensive than what we anticipate;
•	litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than what we anticipate; and
•	the risks referred to in the section entitled “Risk Factors.”

You should not put undue reliance on any forward-looking statements.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events except to the extent required by Federal securities laws.

DESCRIPTION OF DIME COMMUNITY BANCSHARES, INC.

We are a Delaware corporation and the unitary savings and loan association holding company for The Dime Savings Bank of Williamsburgh (the “Bank”), a federally-chartered stock savings bank.  At March 31, 2009, on a consolidated basis, we had total assets of $4.04 billion, deposits of $2.34 billion and total stockholders’ equity of $280 million.

The Bank maintains its headquarters in the Williamsburg section of Brooklyn, New York and operates 23 full-service retail banking offices located in the New York City boroughs of Brooklyn, Queens, and the Bronx, and in Nassau County, New York.  The Bank’s principal business has been, and continues to be, gathering deposits from customers primarily within its market area, and investing those deposits primarily in multi-family residential mortgage loans, commercial real estate loans, one- to four-family residential mortgage loans, construction and land acquisition loans, consumer loans, mortgage-backed securities (“MBS”), obligations of the U.S. Government and Government Sponsored Entities, and corporate debt and equity securities.  The Bank’s revenues are derived principally from interest on its loan and securities portfolios and short-term investments.  The Bank’s primary sources of funds are deposits; loan amortization, prepayments and maturities; MBS amortization, prepayments and maturities; investment securities maturities and sales; advances from the Federal Home Loan Bank of New York; securities sold under agreement to repurchase borrowings; and the sale of real estate loans to the secondary market.

Our primary business is the operation of the Bank.  We are a unitary savings and loan holding company, which, under existing law, is generally not restricted as to the types of business activities in which it may engage, provided that the Bank remains a qualified thrift lender.  Pursuant to regulations of the Office of Thrift Supervision (“OTS”), the Bank qualifies as a qualified thrift lender if its ratio of qualified thrift investments to portfolio assets was 65% or more, on a monthly average basis, in nine of the previous twelve months.  At March 31, 2009, the Bank’s qualified thrift ratio was 69.2%, and the Bank maintained more than 65% of its portfolio assets in qualified thrift investments throughout the quarter ended March 31, 2009.

The Bank is subject to extensive regulation, examination, and supervision by the OTS, as its chartering agency, and the FDIC, as its deposit insurer.  The Bank’s deposit accounts are insured up to applicable limits by the FDIC under the Deposit Insurance Fund.  The Bank must file reports with the OTS concerning its activities and financial condition, and must obtain regulatory approval prior to entering into certain transactions, such as mergers with, or acquisitions of, other depository institutions.  The OTS conducts periodic examinations to assess the Bank’s safety and soundness and compliance with various regulatory requirements.  This regulation and supervision establishes a comprehensive framework of activities in which a savings association may engage and is intended primarily for the protection of the Deposit Insurance Fund and depositors.  As a publicly-held unitary savings and loan holding company, we are required to file certain reports with, and otherwise comply with, the rules and regulations of both the SEC, under the federal securities laws, and the OTS.

We are a Delaware corporation that is subject to extensive regulation and supervision under applicable banking laws.

Our executive offices are located at 209 Havemeyer Street, Brooklyn, New York 11211, and our telephone number is (718) 782-6200.

Additional information about us and our subsidiaries can be obtained from the documents incorporated by reference herein.  See “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves risks.  You should carefully consider the risks described in Item 1.A of our annual report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2008 and our quarterly report on Form 10-Q for the quarter ended March 31, 2009 or any other documents incorporated by reference into this prospectus and those described in any prospectus supplement before making an investment decision.  The risks and uncertainties described in any prospectus supplement and incorporated by reference into this prospectus are not the only ones facing our company.  Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business operations.  If any of these risks actually occur, our business, financial condition and results of operations could be materially affected.  In that case, the value of our securities could decline substantially.

Risks Associated with Our Debt Securities

We operate through our subsidiary and, as a result, the debt securities will effectively be subordinated to the liabilities of our subsidiaries.

Because we operate primarily through the Bank and our primary assets are our equity interests in the Bank, our obligations, including the debt securities, are effectively subordinated to all existing and future indebtedness and other liabilities of the Bank. As of March 31, 2009, the Bank had approximately $3.7 billion of outstanding liabilities that effectively ranks and would rank senior to our current and future debt securities, unless the debt securities are guaranteed on a senior basis by the Bank. The Bank may incur further indebtedness in the future. The debt securities are exclusively our obligations. The Bank has no obligation to pay any amounts due on the debt securities. The Bank is not required to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by the Bank to us could be subject to regulatory, statutory or contractual restrictions. Payments to us by the Bank will also be contingent upon the Bank’s earnings and business considerations.

We and the Bank may incur additional indebtedness that may adversely affect our ability to meet our financial obligations under the debt securities.

The terms of the indenture and the debt securities do not limit the incurrence by us or the Bank of indebtedness. We and the Bank may incur additional indebtedness in the future, which could have important consequences to holders of the debt securities. For example, we may have insufficient cash to meet our financial obligations, including our obligations under the debt securities. Furthermore, our ability to obtain additional financing for working capital, capital expenditures or general corporate purposes could be impaired. Additional debt could make us more vulnerable to changes in general economic conditions and also could affect the financial strength ratings of the Bank and the ratings of our debt securities.

We may be unable to repay the debt securities if the Bank is unable to pay dividends or make advances to us.

At maturity, the entire outstanding principal amount of the debt securities will become due and payable by us. We may not have sufficient funds to pay the principal amount due. If we do not have sufficient funds on hand or available through existing borrowing facilities or through the declaration and payment of dividends by the Bank, we will need to seek additional financing. Additional financing may not be available to us in the amounts necessary. We, as a holding company, are dependent upon dividends from the Bank to enable us to service our outstanding debt, including the debt securities. The Bank is subject to certain regulatory restrictions as to the transfer of funds and payment of dividends to the holding company.

Our credit ratings may not reflect all the risks of any investment in the debt securities.

Our credit ratings are an independent assessment of our ability to pay debt obligations.  Consequently, real or anticipated changes in our credit ratings will generally affect the market value of debt securities sold pursuant to this prospectus.  Our credit ratings, however, may not reflect the potential impact of risks related to structural, market or other factors discussed in this prospectus on the value of your debt securities.

If an active trading market does not develop for a series of debt securities sold pursuant to this prospectus, you may be unable to sell any such debt securities.

Unless otherwise specified in an applicable prospectus supplement, any debt securities sold pursuant to this prospectus and the applicable prospectus supplement will be new securities for which there currently is no established trading market.  We may elect not to list any debt securities on a national securities exchange.  While the underwriters of a particular offering of debt securities may advise us that they intend to make a market in those debt securities, the underwriters will not be obligated to do so and may stop their market making at any time.  No assurance can be given that a market for any series of debt securities will develop or continue; as to the liquidity of any market that does develop; or as to your ability to sell any debt securities you may own or the price at which you may be able to sell your debt securities.

We have made only limited covenants in the indenture, which may not protect your investment if we experience significant adverse changes in our financial condition or results of operations.

The indenture governing the debt securities does not:

•
require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and therefore, does not protect holders of the debt securities in the event that we experience significant adverse changes in our financial condition, results of operations or liquidity;

•
limit our ability or the ability of the Bank to incur additional indebtedness, including indebtedness that is equal in right of payment to the debt securities or, subject to certain exceptions, indebtedness that is secured by liens on capital stock of certain subsidiaries; or

•	limit the aggregate principal amount of debt securities that may be issued.

Risks Associated with Our Common Stock, Preferred Stock and Warrants

Shares eligible for future sale could have a dilutive effect.

Shares of our common stock eligible for future sale, including those that may be issued in connection with our various stock option and equity compensation plans, and any other offering of our common stock for cash, could have a dilutive effect on the market for our common stock and could adversely affect its market price.  As of March 31, 2009, there were 51,122,319 shares of common stock issued and 34,179,900 shares of common stock outstanding.  There were no shares of preferred stock outstanding.

Our stock price can be volatile.

Stock price volatility may make it more difficult to resell our common stock when desired and at an attractive price.  Our stock price can fluctuate significantly in response to a variety of factors, including, among other factors:

•	Actual or anticipated variations in quarterly results of operations.
•	Recommendation by securities analysts.
•	Operating and stock price performance of other companies that investors deem comparable to us.
•	News reports relating to trends, concerns and other issues in the financial services industry.
•	Perceptions in the marketplace regarding us and/or our competitors.
•	New technology used, or services offered, by competitors.
•	Changes in government regulations.
•	Geopolitical conditions such as acts or threats of terrorism or military conflicts.

General market fluctuations, industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes or credit loss trends, could also cause our stock price to decrease regardless of operating results.

The trading volume in our common stock is less than that of other larger financial services companies.

Although our common stock is listed for trading on NASDAQ National Market, the trading volume in our common stock is less than that of other larger financial services companies.  A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of our common stock at any given time.  This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control.  Given the trading volume of our common stock, significant sales of our common stock, or the expectation of these sales, could cause our stock price to fall.

An investment in our common stock is not an insured deposit.

Our common stock is not a bank deposit and, therefore, is not insured against loss by the FDIC, any other deposit insurance fund or by any other public or private entity.  Investment in our common stock is inherently risky for the reasons described in this “Risk Factors” section and elsewhere in this prospectus and is subject to the same market forces that affect the price of common stock in any company.  As a result, if you acquire our common stock, you may lose some or all of your investment.

Our Certificate of Incorporation and Bylaws, as well as certain banking laws, may have an anti-takeover effect.

Provisions of our Certificate of Incorporation and Bylaws and federal and state banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire us, even if doing so would be perceived to be beneficial to our stockholders.  The combination of these provisions effectively inhibits a non-negotiated merger or other business combination, which, in turn, could adversely affect the market price of our common stock.  For more information as to how our Certificate of Incorporation and Bylaws may have an anti-takeover effect, see “Description of Common Stock — Certain Anti-takeover Provisions”.

Our ability to pay cash dividends is limited, and we may be unable to pay future dividends even if we desire to do so.

Our ability to pay cash dividends may be limited by regulatory restrictions, by the Bank’s ability to pay cash dividends to us and by our need to maintain sufficient capital to support our operations.  The ability of the Bank to pay cash dividends to us is limited by its obligations to maintain sufficient capital and by other restrictions on its cash dividends that are applicable to federally chartered stock savings banks and banks that are regulated by the FDIC.  If the Bank is not permitted to pay cash dividends to us, it is unlikely that we would be able to pay cash dividends on our common stock.

Our Board may issue and fix the terms of shares of our preferred stock without stockholder approval, which could adversely affect the voting power of holders of our common stock or any change in control of our company.

We are authorized to issue up to 9,000,000 shares of preferred stock, the rights and preferences of which may be designated in series by the Board. Such designation of new series of preferred stock may be made without stockholder approval, and could create additional securities which would have dividend and liquidation preferences over the common stock offered hereby.  Preferred stockholders could adversely affect the rights of holders of common stock by:  exercising voting, redemption and conversion rights to the detriment of the holders of common stock; receiving preferences over the holders of common stock regarding a surplus of funds in the event of our dissolution or liquidation; delaying, deferring or preventing a change in control of our company; and discouraging bids for our common stock.

You may not be able to exercise your warrants if we do not maintain an effective registration statement.

We will be required to maintain, at all times during which any warrants are outstanding, a registration statement relating to the offer and sale of the common stock underlying the warrants for the benefit of the warrant holders.  However, if a current registration statement is not in effect, you may not be able to exercise or resell your warrants.

The existence of outstanding warrants may hinder our ability to sell common stock.

If the warrant holders exercise their warrants, we will be obligated to issue additional shares of common stock at the stated exercise or conversion price.  The existence of such rights to acquire common stock at fixed prices may prove a hindrance to our efforts to raise future equity funding, and the exercise of such rights will dilute the percentage ownership interest of our stockholders and may dilute the value of their ownership.

USE OF PROCEEDS

Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities by us for general corporate purposes.  Pending such use, we may temporarily invest the proceeds or use them to reduce short-term indebtedness.

Additional information on the use of proceeds from the sale of the securities offered by this prospectus may be set forth in the applicable prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratios of earnings to fixed charges and preferred stock dividends for the periods shown.  For purposes of computing the ratios, earnings represent income before taxes, extraordinary items and the cumulative effect of accounting changes, plus fixed charges.  Fixed charges represent total interest expense plus an estimate of the interest within rental expense, including and excluding interest on deposits.  Currently, we have no shares of preferred stock outstanding and have not paid any dividends on preferred stock in the periods shown.  Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is not different from the ratio of earnings to fixed charges.

	Three Months Ended March 31, 2009	Year Ended December 31,
		2008	2007	2006	2005	2004
Ratio of earnings to fixed charges and preferred stock dividends(1)
Including interest on deposits	1.13x	1.38x	1.32x	1.51x	1.73x	2.08x
Excluding interest on deposits	1.26	1.80	1.98	2.28	2.54	3.43
___________
(1)
Interest on unrecognized tax benefits totaling $476,000, $480,000 and $509,000 is included in the calculation of fixed charges for the three months ended March 31, 2009 and the years ended December 31, 2008 and 2007, respectively.

DESCRIPTION OF DEBT SECURITIES

The debt securities are to be issued under an indenture (the “indenture”), between us and the trustee named in the applicable prospectus supplement, as trustee (the “trustee”), the form of which is filed as an exhibit to the registration statement of which this prospectus is a part.  The debt securities may be issued from time to time in one or more series.  The particular terms of each series, or of the debt securities forming a part of a series, which are offered by a prospectus supplement, will be described in such prospectus supplement.

The following summaries of certain provisions of the indenture do not purport to be complete and are subject, and are qualified in their entirety by reference, to all the provisions of the indenture, including the definitions of certain terms used in the indenture, and, with respect to any particular debt securities, to the description of the terms of such debt securities included in the applicable prospectus supplement.  Wherever particular sections or defined terms of the indenture are referred to here or in the applicable prospectus supplement, such sections or defined terms are incorporated by reference here or in the applicable prospectus supplement, as the case may be.

We are a savings and loan holding company and almost all of our operating assets are owned by the Bank.  We are a legal entity separate and distinct from the Bank.  We rely primarily on dividends from the Bank to meet our obligations.  There are regulatory limitations on the payment of dividends, directly or indirectly, to us from the Bank due to restrictions applicable to federally chartered stock savings banks and banks that are regulated by the FDIC.  Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of the Bank, and holders of debt securities should look only to our assets for payments of the debt securities.

Terms of Debt Securities

The indenture will provide that debt securities in separate series may be issued from time to time without limitation as to aggregate principal amount.  We may specify a maximum aggregate principal amount for the debt securities of any series.  The debt securities are to have such terms and provisions which are not inconsistent with the indenture, including as to maturity, principal and interest, as we may determine.  The debt securities may be either senior or subordinated debt securities, which may be issued as convertible debt securities or exchangeable debt securities.

The applicable prospectus supplement will set forth the price or prices at which the debt securities to be offered will be issued and will describe the following terms of such debt securities:

•	the title of the debt securities;
•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;
•	the date or dates on which the principal of the debt securities will be payable;
•
the rate or rates at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

•	the place or places where the principal of and any premium and interest on the debt securities will be payable;
•	the period or periods within which, the price or prices at which and the terms and conditions on which the debt securities may be redeemed, in whole or in part, at our option;
•
our obligation, if any, to redeem or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of the holder of the debt security, and the period or periods within which, the price or prices at which and the terms and conditions on which the debt securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;
•	the terms, if any, pursuant to which any debt securities will be subordinate to any of our debt;
•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;
•
if the amount of principal of or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•
if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on the debt securities will be payable (and the manner in which the equivalent of the principal amount of the debt securities in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be outstanding at any time);

•
if the principal of or any premium or interest on the debt securities is to be payable, at our election or at the election of the holder, in one or more currencies or currency units other than those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined);

•	if other than the entire principal amount of the debt securities, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of maturity;
•
if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount of the debt securities which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

•
if applicable, that debt securities, in whole or any specified part, are defeasible pursuant to the provisions of the indenture described under “Defeasance and Covenant Defeasance — Defeasance and Discharge” or “Defeasance and Covenant Defeasance — Covenant Defeasance”, or under both such captions;

•
whether the debt securities will be issuable in whole or in part in the form of one or more global debt securities and, if so, the respective depositaries for such global debt securities, the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to under “Form, Exchange and Transfer — Global Debt Securities” and, if different from those described under such caption, any circumstances under which any such global debt security may be exchanged in whole or in part for debt securities registered, and any transfer of such global debt security in whole or in part may be registered, in the names of persons other than the depositary for such global security or its nominee;

•
any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of the debt securities due and payable;

•	any addition to or change in the covenants in the indenture applicable to the debt securities; and
•	any other terms of debt securities not inconsistent with the provisions of the indenture.

Debt securities, including original issue discount debt securities, may be sold at a substantial discount below their principal amount.  Certain special United States federal income tax considerations (if any) applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement.  In addition, certain special United States federal income tax or other considerations (if any) applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.  If we use any index to determine the amount of payments of principal of, premium, if any, or interest, if any, on any debt securities, we will also describe in the applicable prospectus supplement the special United States federal income tax, accounting and other considerations applicable to the debt securities.

Senior Debt Securities

Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt securities.

Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt.  We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities.  We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Form, Exchange and Transfer

The debt securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global debt securities, debt securities of each series will be exchangeable for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global debt securities, you may present debt securities for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent designated for such purpose.  You will not incur a service charge for any registration of transfer or exchange of debt securities, but you must pay a sum sufficient to cover any tax or other governmental charge as may be described in the indenture.  Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request.  We have appointed the trustee as security registrar.  Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the debt securities of any series (or of any series and specified terms) are to be redeemed in part, we will not be required to (a) issue, register the transfer of or exchange any debt securities of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities that may be selected for redemption and ending at the close of business on the day of such mailing or (b) register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of the debt securities being redeemed in part.

Global Debt Securities

Some or all of a series of debt securities may be represented, in whole or in part, by one or more global debt securities.  Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such depositary or its nominee or a custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any such other matters as may be provided for pursuant to the indenture.

Notwithstanding any provision of the indenture or any debt security described in this prospectus, no global debt security may be exchanged in whole or in part for debt securities registered, and no transfer of a global debt security in whole or in part may be registered, in the name of any person except:

•	by the depositary to its nominee;
•	by a nominee of the depositary to the depositary or another nominee; or
•	by the depositary or any nominee to a successor of the depositary, or a nominee of the successor unless (a) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be qualified to act as such as required by the indenture, (b) there shall have occurred and be continuing an Event of Default with respect to the debt securities represented by such global debt security or (c) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement.  All securities issued in exchange for a global security or any portion of a global debt security will be registered in such names as the depositary may direct.

As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of such global debt security and the debt securities represented by the global debt security for all purposes under the debt securities and the indenture.  Except in the limited circumstances referred to above, you will not be entitled to have such global debt security or any securities registered by the global debt security registered in your name, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange of the global debt security and will not be considered to be the owners or holders of such global debt security or any debt securities represented by the global debt security for any purpose under the debt securities or the indenture.  All payments of principal of and any premium and interest on a global debt security will be made to the depositary or its nominee, as the case may be, as the holder of the global debt security.  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form.  These laws may impair the ability to transfer beneficial interests in a global debt security.

Ownership of beneficial interests in a global debt security will be limited to institutions that have accounts with the depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants.  In connection with the issuance of any global debt security, the depositary or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global debt security to the accounts of its participants.  Ownership of beneficial interests in a global debt security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf).  Payments, transfers, exchanges and others matters relating to beneficial interests in a global debt security may be subject to various policies and procedures adopted by the depositary from time to time.  We, the trustee or any agent of us or the trustee will not have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global debt security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that the depositary or its nominee, upon receipt of any principal, premium, if any, or interest, if any, payment immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary or its nominee.  We also expect that payments by participants to you, as an owner of a beneficial interest in the global debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.”  These payments will be the responsibility of those participants.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds.  In contrast, beneficial interests in a global debt security, in some cases, may trade in the depositary’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by the depositary to settle in immediately available funds.  There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests.  Also, settlement for purchases of beneficial interests in a global debt security upon the original issuance thereof may be required to be made in immediately available funds.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of a paying agent or paying agents as we may designate for such purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the person entitled to such interest as such address appears in the security register.  Unless otherwise indicated in the applicable prospectus supplement, we will designate the corporate trust office of the trustee in The City of New York as our sole paying agent for payments with respect to debt securities of each series.  Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement.  We may at any time designate debt securities additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys or United States government obligations (including proceeds thereof) deposited by us with the trustee or any paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and after repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Consolidation, Merger and Sale of Assets

The indenture will provide that we will not consolidate with or merge into any other person or convey, transfer or lease substantially all of our properties to any person, and no person may consolidate with or merge into us unless (a) the successor is organized under the laws of the United States or any state or the District of Columbia, and the successor expressly assumes our obligations under the indenture and the debt securities, (b) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, exists, and (c) certain other conditions as prescribed in the indenture are met.

The general provisions of the indenture do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction that we may become involved in that may adversely affect holders of the debt securities.

Events of Default

Each of the following will constitute an event of default under the indenture with respect to debt securities of any series:

(a) our failure to pay principal of or any premium on any debt security of that series when due, whether at maturity, upon redemption, by accelerating the maturity or otherwise;

(b) our failure to pay any interest on any debt securities of that series when due, continued for 30 days;

(c) our failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

(d) our failure to observe or perform any other covenant contained in the indenture (other than a covenant included in the indenture solely for the benefit of a series other than that series), continued for 90 days after written notice to us by the trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture;

(e) with respect to senior debt securities, acceleration of any indebtedness for borrowed money by us having an aggregate principal amount outstanding of at least $25 million, if such indebtedness has not been discharged, or such acceleration has not been rescinded or annulled, within 15 days after written notice has been given by the trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture; and

(f) certain events related to our bankruptcy, insolvency or reorganization.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.  If an Event of Default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series by notice as provided in the indenture may declare the principal amount of the debt securities of that series (or, in the case of any debt security that is an original issue discount security or the principal amount of which is not then determinable, such portion of the principal amount of such debt security, or such other amount in lieu of such principal amount, as may be specified in the terms of such debt security) to be due and payable immediately.

If an Event of Default relating to the performance of other covenants occurs and is continuing for a period of 90 days after notice of such, or if any other Event of Default occurs and is continuing involving all of the series of senior debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of senior debt securities outstanding may declare the entire principal amount of all of the series of senior debt securities due and payable immediately.

Similarly, if an Event of Default relating to the performance of other covenants occurs and is continuing for a period of 90 days after notice of such, or if any other Event of Default occurs and is continuing involving all of the series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of subordinated debt securities outstanding may declare the entire principal amount of all of the series of subordinated debt securities due and payable immediately.

If, however, the Event of Default relating to the performance of other covenants or any other Event of Default that has occurred and is continuing is for less than all of the series of senior debt securities or subordinated debt securities, as the case may be, then, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the senior debt securities or the subordinated debt securities, as the case may be, may declare the entire principal amount of all debt securities of such affected series due and payable immediately.

 If an Event of Default described in clause (f) above with respect to the debt securities of any series at the time outstanding shall occur, the principal amount of all the debt securities of that series (or, in the case of any such original issue discount security or other debt security, such specified amount) will automatically, and without any action by the trustee or any holder, become immediately due and payable.  After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture.  For information as to waiver of defaults, see “Modification and Waiver”.

Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity.  Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (a) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of that series, (b) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee and (c) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.  However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults.

Modification and Waiver

Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series of senior or subordinated debt securities, as the case may be, affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected,

(a) change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security,

(b) reduce the principal amount of, or any premium or interest on, any debt security,

(c) reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity,

(d) change the place or currency of payment of principal of, or any premium or interest on, any debt security,

(e) modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated securities in a manner adverse to the holders of those securities,

(f) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security,

(g) reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture,

(h) reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults, or

(i) modify such provisions with respect to modification and waiver.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the indenture.  The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series affected.

The indenture will provide that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under the indenture as of any date, (a) the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the maturity to such date, (b) if, as of such date, the principal amount payable at the stated maturity of a debt security is not determinable (for example, because it is based on an index), the principal amount of such debt security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such debt security and (c) the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of a debt security described in clause (a) or (b) above, of the amount described in such clause).  Certain debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to the indenture, will not be deemed to be outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture.  In certain limited circumstances, the trustee will be entitled to set a record date for action by holders.  If a record date is set for any action to be taken by holders of a particular series, such action may be taken only by persons who are holders of outstanding debt securities of that series on the record date.  To be effective, such action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.  For any particular record date, this period will be 180 days or such other period as may be specified by us (or the trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 1302 of the indenture, relating to defeasance and discharge of indebtedness, or Section 1303 of the indenture, relating to defeasance of certain restrictive covenants in the indenture, applied to the debt securities of any series, or to any specified part of a series.

Defeasance and Discharge.  The indenture will provide that, upon our exercise of our option (if any) to have Section 1302 of the indenture applied to the debt securities, we will be discharged from all our obligations (and, if applicable, provisions relating to subordination will cease to be effective) with respect to such debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities.  Such defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

Defeasance of Certain Covenants.  The indenture provides that, upon our exercise of our option (if any) to have Section 1303 of the indenture applied to the debt securities, we may omit to comply with certain restrictive covenants of the indenture and any that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such restrictive covenants) and clause (e) under “Events of Default” and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such debt securities.  We, in order to exercise such option, will be required to deposit, in trust for the benefit of the holders of such debt securities, money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities.  We will also be required, among other things, to deliver to the trustee an opinion of counsel to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur.  In the event we exercised this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and United States government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such Event of Default.  In such case, we would remain liable for such payments.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register.

Title

We, the trustee and any of our agents or the trustee may treat the person in whose name a debt security is registered as the absolute owner thereof (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

Regarding the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act.  The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue up to 125,000,000 shares of common stock, par value $.01 per share.  As of March 31, 2009, there were 51,122,319 shares of common stock issued and 34,179,900 shares of common stock outstanding.  Our common stock is listed on the NASDAQ National Market under the symbol “DCOM.”

Dividends

We can pay dividends out of statutory surplus or from certain net profits if, as and when declared by our board of directors (the “Board”).  The payment of dividends is subject to limitations that are imposed by law and applicable regulations.  The holders of common stock are entitled to receive and share equally in such dividends as may be declared by the Board out of funds legally available therefor.  Holders of preferred stock that may be issued in the future may have a priority over the holders of common stock with respect to dividends.  See “Description of Preferred Stock.”

Voting Rights

Except as discussed in “— Limitation on Voting Rights,” each holder of common stock is entitled to one vote per share of common stock on all matters voted upon by our stockholders, including the election of directors, and do not have any right to cumulate votes in the election of directors.  Holders of preferred stock will not have voting rights except in certain limited circumstances, although the Board may provide voting rights for any newly created series of preferred stock that may be issued in the future.  See “Description of Preferred Stock.”

Limitation on Voting Rights

The Certificate of Incorporation provides that any record owner of any outstanding common stock that is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then-issued and outstanding shares of common stock (the “limit”) shall be entitled to cast only one one-hundredth of one vote per share for each share in excess of the limit.  Beneficial ownership is determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, and includes shares beneficially owned by such person or any of his or her affiliates (as defined in the Certificate of Incorporation), shares that such person or his or her affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his or her affiliates have or share investment or voting power, but shall not include (i) shares beneficially owned by any pension, profit-sharing, stock bonus, ESOP or other compensation plan maintained by us or the Bank, or by any trust or custodial arrangement established in connection with any such plan, which shares are not specifically allocated to a person’s personal account, or (ii) shares that are subject to a revocable proxy and that are not otherwise beneficially owned or deemed by us to be beneficially owned by such person and his or her affiliates.  The Certificate of Incorporation further provides that this provision limiting voting rights may only be amended upon the vote of two-thirds of the votes eligible to be cast by holders of all outstanding shares of voting stock (after giving effect to the limitation on voting rights).

No Preemptive Rights or Redemption

Holders of our common stock are not entitled to preemptive rights with respect to any shares that may be issued.  Our common stock is not subject to redemption.

Fully Paid and Nonassessable

When we issue shares of our common stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares.

Liquidation Rights

In the event of any liquidation, dissolution or winding-up of the Bank, we, as the holder of the Bank capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation accounts established for the benefit of certain account holders of the Bank in connection with its conversion to stock form, all assets of the Bank available for distribution.  In the event of our liquidation, dissolution or winding-up, the holders of common stock would be entitled to receive, after payment or provision for payment of all our debts and liabilities, all of our assets available for distribution.  If preferred stock is issued, the holders thereof may have a priority over the holders of common stock in the event of our liquidation, dissolution or winding-up.

Dime Community Dividend Reinvestment and Common Stock Purchase Plan

Pursuant to our Dividend Reinvestment and Purchase Plan, or “DRIP,” we provide eligible stockholders with a method of investing cash dividends and optional cash payments at 100% of the then-current market price (as determined in accordance with the DRIP) in additional shares of our common stock without payment of any brokerage commission or service charge.  The DRIP includes some dollar limitations on participation.  Stockholders who are eligible to elect dividend reinvestment may choose to participate in the DRIP with respect to some of their shares and not to participate with respect to others.  If stockholders choose not to participate in the DRIP with respect to some or all of their shares, any dividends payable on those shares will be paid in cash and will not be reinvested in our common stock.

Issuance of Stock

In certain instances, the issuance of authorized but unissued shares of common stock or preferred stock may have an anti-takeover effect.  The authority of the Board to issue preferred stock with rights and privileges, including voting rights, as it may deem appropriate, may enable the Board to prevent a change of control despite a shift in ownership of our common stock.  In addition, the Board’s authority to issue additional shares of common stock may help deter or delay a change of control by increasing the number of shares needed to gain control.

Certain Anti-Takeover Provisions

The Certificate of Incorporation and Bylaws contain a number of provisions that may be deemed to have the effect of discouraging or delaying attempts to gain control of us, including provisions (i) classifying the Board into three classes with each class to serve for three years with one class being elected annually; (ii) providing the Board with the exclusive power to fix, from time to time, the size of the Board; (iii) authorizing a majority vote of the Board then in office to fill vacancies in the Board; (iv) providing that a director may be removed prior to the expiration of his or her term only for cause, upon the vote of 80% of the shares entitled to be voted in the election of directors; (v) allowing the Board to give due consideration to constituencies other than our stockholders in evaluating acquisition or merger proposals; (vi) requiring the approval of the holders of at least 80% of our outstanding shares of voting stock to approve certain business combinations; (vii) prohibiting cumulative voting for any purpose; (viii) providing that any action required or permitted to be taken by our stockholders may be taken only at an annual or special meeting and prohibiting stockholder action by written consent in lieu of a meeting; (ix) providing that special meetings of stockholders may be called only by the Board; and (x) providing that certain of the foregoing provisions may be amended only by the affirmative vote of at least two-thirds of the outstanding stock entitled to vote or by a majority of the authorized number of directors of the Board.  The foregoing provisions could impede a change of control.  In particular, classification of the Board has the effect of decreasing the number of directors that could be elected in a single year by any person who seeks to elect its designees to a majority of the seats on the Board.  Furthermore, allowing the Board to consider nonstockholder constituencies may have the effect of increasing the Board’s discretion to reject acquisition or merger proposals.

Transfer Agent

The transfer agent for the common stock is American Stock Transfer and Trust Company.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of the preferred stock offered by this prospectus, other than pricing and related terms disclosed for a particular issuance in an applicable prospectus supplement.  You should read the particular terms of any series of preferred stock we offer in any prospectus supplement relating to such series, together with the more detailed provisions of our amended certificate of incorporation and the certificate of designations with respect to each particular series of preferred stock, which will be filed as an exhibit to a document incorporated by reference into this prospectus.  The prospectus supplement also will state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

General

Our amended certificate of incorporation provides that the Board can issue, without stockholder action, a maximum of 9,000,000 shares of preferred stock, par value $.01 per share, in one or more series and with such terms and conditions, at such times and for such consideration, as the Board may determine.   No shares of preferred stock were outstanding at the date of this prospectus.  The Board can determine the following:

•	the voting powers, if any, of the holders of stock of such series in addition to any voting rights affirmatively required by law;
•
the rights of shareholders in respect of dividends, including, without limitation, the rate or rates per annum and the time or times at which (or the formula or other method pursuant to which such rate or rates and such time or times may be determined) and conditions upon which the holders of stock of such series will be entitled to receive dividends and other distributions, and whether any such dividends will be cumulative or noncumulative and, if cumulative, the terms upon which such dividends will be cumulative;

•
whether the stock of each such series shall be redeemable by us at our option or the holder of the stock, and, if redeemable, the terms and conditions upon which the stock of such series may be redeemed;

•	the amount payable and the rights or preferences to which the holders of the stock of such series will be entitled upon any voluntary or involuntary liquidation, dissolution or winding-up;
•
the terms, if any, upon which shares of stock of such series will be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

•
any other designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of the Certificate of Incorporation and to the full extent now or hereafter permitted by the laws of the State of Delaware.

Prior to the issuance of any series of preferred stock, the Board will adopt resolutions creating and designating the series as a series of preferred stock and a certificate of designations setting forth the preferences, rights, limitations and other terms of such series will be filed with the Secretary of State of Delaware.

The preferred stock will have the dividend, liquidation, redemption and voting rights stated in this section unless the applicable prospectus supplement indicates otherwise.  You should read the applicable prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the title, stated value and liquidation preferences of the preferred stock and the number of shares offered;
•	the initial public offering price at which the preferred stock will be issued;
•
the dividend rate(s) (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether these dividends will be cumulative or noncumulative and, if cumulative, the dates at which the dividends shall begin to cumulate;

•	any redemption or sinking fund provisions; and
•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

When we issue shares of preferred stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares.  Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferred stock.  Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of the issued securities.

In addition, unless the applicable prospectus indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Dividends

The holders of the preferred stock of each series will be entitled to receive cash dividends out of funds legally available, when, as and if, declared by the Board or a duly authorized committee of the Board, at the rates and on the dates stated in the applicable prospectus supplement.  These rates may be fixed, or variable, or both.  If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period.  We will pay dividends to the holders of record as they appear on our stock books on the record dates determined by the Board or authorized committee.  Unless the applicable prospectus supplement indicates otherwise, dividends on any series of preferred stock will be cumulative.

The Board will not declare and pay a dividend on any of our stock ranking as to dividends, equal with or junior to the preferred stock unless full dividends on the preferred stock have been declared and paid (or declared and sufficient money was set aside for payment).

Until dividends are paid in full or declared and set aside for payment on any series of preferred stock ranking equal with the preferred stock as to dividends:

•
we will declare all dividends pro rata among the preferred stock of each series, so that the amount of dividends declared per share on each series will have the same relationship to each other that accrued dividends per share on each series of preferred stock and other preferred stock bear to each other;

•
other than the pro rata dividends, we will not declare or pay or set aside for payment dividends, or declare or make any other distribution on any security ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or at liquidation (except dividends or distributions paid for in shares of, or options, warrants or rights to subscribe or purchase shares of securities ranking junior to or equal with the preferred stock as to dividends and at liquidation); and

•
we will not redeem, purchase or otherwise acquire for any consideration (or have any monies paid to or set aside in a sinking fund) any securities ranking junior to or equal with the preferred stock as to dividends or at liquidation (except by conversion into or exchange for our stock which ranks junior to the preferred stock as to dividends and at liquidation).

•	We will not pay interest, or money in lieu of interest, for any dividend payments on any series of the preferred stock that are in arrears.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;
•	as otherwise stated in the statement with respect to shares establishing such series; or
•	as required by applicable law.

Under regulations of the Office of Thrift Supervision, if the holders of any series of preferred stock become entitled to vote for the election of directors, that series may then be considered a class of voting securities.  A holder of 25% or more of a series may then be subject to regulation as a savings and loan holding company under the Home Owners Loan Act or a bank holding company under the Bank Holding Company Act depending on the nature of the acquiror.  In addition, at the time that the series are deemed a class of voting securities, any bank holding company may be required to obtain the prior approval of the Federal Reserve Board in order to acquire 5% or more of that series, any savings and loan holding company may be required to obtain the prior approval of the Office of Thrift Supervision in order to acquire 5% or more of that series and any person other than a savings and loan or a bank holding company may be required to obtain the prior approval of the Office of Thrift Supervision to acquire 10% or more of that series.

Redemption

A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption under a sinking fund or otherwise as described in the applicable prospectus supplement.  The preferred stock that we redeem will be restored to the status of authorized but unissued shares of preferred stock which we may issue in the future.

If a series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem in each year and the redemption price per share together with an amount equal to all accrued and unpaid dividends on those shares to the redemption date.  The applicable prospectus supplement will state whether the redemption price can be paid in cash or other property.  If the redemption price is to be paid only from the net proceeds of issuing our capital stock, the terms of the series of preferred stock may provide that, if the capital stock has not been issued or if the net proceeds are not sufficient to pay the full redemption price then due, the shares relating to the series of the preferred stock shall automatically and mandatorily be converted into shares of our capital stock under the conversion provisions of the applicable prospectus supplement.

If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, the redemption will be made in a manner that the Board decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Conversion and Exchange

If any series of offered preferred stock is convertible into or exchangeable for any other class or series of our capital stock, the applicable prospectus supplement relating to that series will describe the terms and conditions governing the conversions and exchanges.

Rights at Liquidation

If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock and any other securities that have rights equal to that series of preferred stock under these circumstances, will be entitled to receive out of our assets that are available for distribution to stockholders:

•	liquidation distributions in the amount stated in the applicable prospectus supplement; and
•	all accrued and unpaid dividends (whether or not earned or declared), before any distribution to holders of common stock or of any securities ranking junior to the series of preferred stock.

Neither the sale of all or any part of our property and business, nor our merger into or consolidation with any other corporation, nor the merger or consolidation of any other corporation with or into us, will be deemed to be a dissolution, liquidation or winding up.

If our assets are insufficient to pay all amounts to which holders of preferred stock are entitled, we will make no distribution on the preferred stock or on any other securities ranking equal to the preferred stock unless we make a pro rata distribution to those holders.  After we pay the full amount of the liquidation distribution to which the holders are entitled, the holders will have no right or claim to any of our remaining assets.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock.  Warrants may be issued separately or together with common stock or preferred stock and may be attached to or separate from such common stock or preferred stock.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants.  The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.  Copies of the forms of warrant agreements, including the forms of warrant certificates representing the warrants, will be filed as exhibits to a document incorporated by reference into this prospectus.

This section describes the general terms and provisions of the warrants offered hereby.  The applicable prospectus supplement will describe the specific terms of any issuance of warrants.  You should read the particular terms of any warrants we offer in any prospectus supplement, together with the more detailed form of warrant agreement and the form of warrant certificate.  The prospectus supplement also will state whether any of the terms summarized below do not apply to the warrants being offered.

General

The applicable prospectus supplement will describe the terms of the warrants, including the following where applicable:

•	the title of the warrants;
•	the offering price of the warrants, if any;
•	the aggregate number of warrants;
•	the designation and terms of the common stock that is purchasable upon exercise of the warrants;
•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;
•	the date after which the warrants and any securities issued with the warrants will be separately transferable;
•	the number of shares of common stock purchasable upon exercise of a warrant and the purchase price;
•	the dates on which the right to exercise the warrants begins and expires;
•	the minimum or maximum number of warrants that may be exercised at any one time;
•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;
•	a discussion of certain United States federal income tax considerations;
•	any antidilution provisions of the warrants;
•	any redemption or call provisions applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.  Prior to the exercise of any warrants to purchase common stock, holders of such warrants will not have any rights of holders of the common stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase such number of shares of common stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered warrants.  After the close of business on the expiration date of the warrants (or such later date to which such expiration date may be extended by us), unexercised warrants will become void.

Warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the common stock purchasable upon such exercise together with certain information set forth on the reverse side of the warrant certificate.  Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the warrant certificate evidencing such warrants.  Upon receipt of such payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the common stock purchasable upon such exercise.  If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining number of warrants.

Amendments and Supplements to Warrant Agreements

We and the relevant warrant agent may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants.  However, the warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.  Notwithstanding the foregoing, no such modification or amendment may, without the consent of the holders of each warrant affected:

•	reduce the amount receivable upon exercise, cancellation or expiration;
•	shorten the period of time during which the warrants may be exercised;
•	otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants; or
•	reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

Antidilution and Other Adjustments

Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of common stock covered by, a warrant are subject to adjustment in certain events, including:

•	the issuance of common stock as a dividend or distribution on the common stock;
•	subdivisions and combinations of the common stock;
•
the issuance to all holders of common stock of capital stock rights entitling them to subscribe for or purchase common stock within 45 days after the date fixed for the determination of the stockholders entitled to receive such capital stock rights, at less than the current market price; and

•
the distribution to all holders of common stock of evidences of our indebtedness or assets (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above).

We may, in lieu of making any adjustment in the exercise price of, and the number of shares of common stock covered by, a warrant, make proper provision so that each holder of such warrant who exercises such warrant (or any portion thereof):

•	before the record date for such distribution of separate certificates, shall be entitled to receive upon such exercise shares of common stock issued with capital stock rights; and
•
after such record date and prior to the expiration, redemption or termination of such capital stock rights, shall be entitled to receive upon such exercise, in addition to the shares of common stock issuable upon such exercise, the same number of such capital stock rights as would a holder of the number of shares of common stock that such warrants so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the capital stock rights if such warrant was exercised immediately prior to the record date for such distribution.

Common stock owned by or held for our account or for the account of any of our majority-owned subsidiaries will not be deemed outstanding for the purpose of any adjustment.

No adjustment in the exercise price of, and the number of shares of common stock covered by, a warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions of cash dividends or distributions to the extent paid from retained earnings.  Except as stated above, the exercise price of, and the number of shares of common stock covered by, a warrant will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase any of the foregoing.

In the case of a reclassification or change of the common stock, a consolidation or merger involving us or sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of our common stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such common stock, the holders of the warrants then outstanding will be entitled thereafter to convert such warrants into the kind and number of shares of stock and amount of other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

PLAN OF DISTRIBUTION

We may sell the securities:

•	through underwriters or dealers, whether individually or through an underwriting syndicate led by one or more managing underwriters;
•	directly to one or more purchasers; or
•	through agents.

The distribution of the securities may be effected, from time to time, in one or more transactions:

•	at a fixed price, or prices which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to those prevailing market prices; or
•	at negotiated prices.

The applicable prospectus supplement will include the names of underwriters, dealers or agents retained.  The applicable prospectus supplement will also include the purchase price of the securities, our proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters’ compensation, and any securities exchanges on which the securities are listed.

The underwriters will acquire the securities for their own account.  They may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The obligations of the underwriters to purchase the securities will be subject to some conditions.  The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.  Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities.  As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities.  Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities, so long as stabilizing bids do not exceed a specified maximum.

The underwriters may create a short position in the securities of as much as 15-20% by selling more securities than are set forth on the cover page of the applicable prospectus supplement.  A prospectus will be delivered to each purchaser of securities in these “short sales,” and we understand that each such purchaser will be entitled to the same remedies under the Securities Act of 1933 as if the purchaser purchased securities in this offering in a transaction that is not a short sale.  If a short position is created in connection with the offering, the underwriters may engage in syndicate covering transactions by purchasing securities in the open market.  The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option, if any.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering.  This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.  The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities.  In addition, we do not make any representation that underwriters will engage in such transaction or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with the underwriters, dealers, and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

We may authorize underwriters, dealers and agents to solicit offers by some specified institutions to purchase securities from us at the public offering price stated in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future.

These contracts will be subject only to those conditions included in the applicable prospectus supplement, and the applicable prospectus supplement will state the commission payable for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.  The third parties in such sale transactions will be underwriters as defined in the Securities Act of 1933 and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Unless the applicable prospectus supplement states otherwise, all securities, except for common stock, will be new issues of securities with no established trading market.  We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so.  Any underwriters who purchase securities from us for public offering and sale may make a market in those securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot assure you that there will be a trading market for any securities, and, if a trading market for any securities does develop, we cannot assure you that such market will be liquid.

This prospectus may also be used in connection with any issuance of shares of common stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act of 1933.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. If the validity of the securities will be passed upon by counsel for any underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, incorporated by reference in this registration statement, from Dime Community’s Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of Dime Community’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

DIME COMMUNITY BANCSHARES, INC.

Debt Securities
Common Stock
Preferred Stock
Warrants

PROSPECTUS